UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

Smart & Final Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36626 (Commission File Number)	80-0862253 (IRS Employer Identification No.)

600 Citadel Drive Commerce, CA	90040
(Address of principal executive offices)	(Zip Code)

(323) 869-7500

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

In connection with the initial public offering of the common stock, par value $0.001 per share (the “Common Stock”) of Smart & Final Stores, Inc. (the “Company”), on September 23, 2014, the Company entered into the Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters party thereto.  A description of the material provisions of the Underwriting Agreement has previously been reported by the Company in its prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 on September 24, 2014. The description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement that is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 8.01              Other Events.

On September 24, 2014, the Common Stock began trading on the New York Stock Exchange under the ticker symbol “SFS.”

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

Exhibit 1.1

Underwriting Agreement, dated September 23, 2014, by and among Smart & Final Stores, Inc. and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC.

Date: September 25, 2014	By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 1.1

Underwriting Agreement, dated September 23, 2014, by and among Smart & Final Stores, Inc. and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters party thereto.